Exhibit 4.1

EXECUTION VERSION

CABOT CORPORATION

Second Supplemental Indenture

Dated as of July 12, 2012

2.55% Notes due 2018

3.70% Notes due 2022

(Second Supplemental to the Indenture Dated as of September 21, 2009)

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of July 12, 2012, between Cabot Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and U.S. Bank National Association, as Trustee (herein called the “Trustee”);

RECITALS:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 21, 2009 (the “Base Indenture”), providing for the issuance from time to time of the Company’s unsecured notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.01(7) of the Base Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities without notice to or consent of any Securityholder;

WHEREAS, Section 2.01 of the Base Indenture permits the form of Securities of any series to be established in an indenture supplemental to the Base Indenture;

WHEREAS, pursuant to Sections 2.01 and 2.03 of the Base Indenture, the Company desires to provide for the establishment of two new series of Securities under the Base Indenture, the form and substance of each such series of Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture, when executed and delivered, a valid agreement of the Company, in accordance with its terms, have been performed and filled;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities established by this Second Supplemental Indenture by the holders thereof (the “Holders”), it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01 Relation to Base Indenture. This Second Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Second Supplemental Indenture), shall apply to each of the series of Securities established by this Second Supplemental Indenture but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 1.02 Definitions. For all purposes of this Second Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Second Supplemental Indenture:

(a) Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Second Supplemental Indenture;

(b) The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(c) The terms defined in this Section 1.02(c) have the meanings assigned to them in this Section and include the plural as well as the singular.

“2018 Notes” has the meaning set forth in Section 2.01(a).

“2018 Notes Maturity Date” has the meaning set forth in Section 2.01(c).

“2022 Notes” has the meaning set forth in Section 2.01(a).

“2022 Notes Maturity Date” has the meaning set forth in Section 2.01(c).

“Business Day” is any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan), other than the Company or one of its subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing more than 50% of the voting power of the Company’s outstanding Voting Stock; provided that a merger shall not constitute a “change of control” under this definition if (i) the sole purpose of the merger is the reincorporation of the Company in another state and (ii) the shareholders and the number of shares of Voting Stock of the Company, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s outstanding Voting Stock immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) during any period of 24 consecutive calendar months, the majority of the members of the Board of Directors shall no longer be composed of individuals (a) who were members of the Board of Directors on the first day of such period or (b) whose nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director) to the Board of Directors was approved by (i) individuals referred to in clause (a) above or (ii) other directors described in this clause (b), in each case collectively constituting, at the time of such nomination or election, at least a majority of the Board of Directors or, if directors are nominated by a committee of the Board of Directors, constituting at the time of such nomination, at least a majority of such committee; or

(5) the adoption, by the Board of Directors or the Company’s shareholders, of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 3.01.

“Change of Control Payment” has the meaning set forth in Section 3.01.

“Change of Control Payment Date” has the meaning set forth in Section 3.01.

“Change of Control Triggering Event” means, with respect to a series of Notes, such series of Notes is rated below Investment Grade by both of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade); provided that a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change in Control (and thus shall not result in a Change of Control Triggering Event) if any of the Rating Agencies making the downgrade in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the downgrade was the result, in whole or in part, of any event or circumstance comprising of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). If a Rating Agency is not providing a rating for such series of Notes at the commencement of any Trigger Period, such series of Notes will be deemed to have ceased to be called Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Interest Payment Date” has the meaning set forth in Section 2.01(d).

“Interest Period” has the meaning set forth in Section 2.01(d).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Maturity Date” has the meaning set forth in 2.01(c).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” has the meaning set forth in Section 2.01(a).

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) under the Exchange Act as a replacement for Moody’s or S&P, or both of them, as the case may be; provided that the Company shall give notice of such appointment to the Trustee.

“Redemption Date”, when used with respect to any Note, means the date fixed for such redemption by or pursuant to this Second Supplemental Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Second Supplemental Indenture.

“S&P” means Standard & Poor’s, a division of McGraw-Hill Companies, Inc., and its successors.

“Special Mandatory Redemption Date”, when used with respect to any Note, means the date fixed for such mandatory redemption by or pursuant to this Second Supplemental Indenture.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

General Terms and Conditions of the Notes

Section 2.01 Terms of Notes. Pursuant to Sections 2.01 and 2.03 of the Base Indenture, there is hereby established two series of Securities, the terms of which shall be as follows:

(a) Designation. The Securities of the two series shall be known and designated, as applicable, as the “2.55% Notes due 2018” (the “2018 Notes”) and the “3.70% Notes due 2022” (the “2022 Notes” and, together with the 2018 Notes, the “Notes”), in each case, of the Company. The CUSIP number of the 2018 Notes is 127055 AJ0 and the CUSIP number of the 2022 Notes is 127055 AH4.

(b) Form and Denominations. The Notes will be issued only in fully registered form, and the authorized denominations of the Notes shall be $2,000 principal amount and any integral multiple of $1,000 above that amount. The Notes of each series will initially be issued in the form of one or more Global Securities substantially in the form of Annex A-1 and Annex A-2, as applicable, attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same. The Notes will be denominated in U.S. Dollars and payments of principal and interest will be made in U.S. Dollars.

(c) Maturity Dates. The principal amount of, and all accrued and unpaid interest on, the 2018 Notes shall be payable in full on January 15, 2018, or if such day is not a Business Day, the following Business Day (each, the “2018 Notes Maturity Date”). The principal amount of, and all accrued and unpaid interest on, the 2022 Notes shall be payable in full on July 15, 2022, or if such day is not a Business Day, the following Business Day (each, the “2022 Notes Maturity Date” and, either of the 2018 Notes Maturity Date or 2022 Notes Maturity Date, a “Maturity Date”).

(d) Interest. Interest payable on any Interest Payment Date (as defined below), either Maturity Date, or if applicable, the Redemption Date or Special Mandatory Redemption Date shall be the amount accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of July 12, 2012, if no interest has been paid or duly provided for with respect to the Notes) but excluding such Interest Payment Date, Maturity Date or, if applicable, Redemption Date or Special Mandatory Redemption Date, as the case may be (each, an “Interest Period”). The 2018 Notes will bear interest at the rate of 2.55% per year and the 2022 Notes will bear interest at a rate of 3.70% per year, in each case from the original issue date thereof to the Maturity Date with respect to such series of Notes. Interest on the Notes shall be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2013 (each such date, an “Interest Payment Date”). The amount of interest payable for any semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event any Interest Payment Date on or before the applicable Maturity Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement.

In the event the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding date that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or a Redemption Date for such Note). Interest due on such Maturity Date or such Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable.

(e) To Whom Interest is Payable. Interest shall be payable to the Person in whose name the Notes are registered at the close of business on the regular record date for such interest, which shall be the January 15 or July 15 (whether or not either is a Business Day), as the case may be, next preceding the Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.

(f) Sinking Fund; Holder Repurchase Right. The Notes shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Holders.

(g) Forms. The 2018 Notes shall be substantially in the form of Annex A-1 attached hereto and the 2022 Notes shall be substantially in the form of Annex A-2 attached hereto, in each case, with such modifications thereto as may be approved by the authorized officer executing the same.

(h) Registrar, Paying Agent and Place of Payment. The Company hereby appoints U.S. Bank National Association as Registrar and Paying Agent with respect to the Notes. The Notes may be surrendered for registration of transfer and for exchange at 100 Wall Street, Suite 1600, New York, New York 10005 or at any other office or agency maintained by the Company for such purpose. The place of payment for the Notes shall be the Paying Agent’s office in New York, New York.

ARTICLE III

Change of Control Repurchase Event

Section 3.01 Change of Control Repurchase Events. Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company is required to redeem such series of Notes in accordance with this Second Supplemental Indenture or the terms of such series of Notes or the Company has exercised its right to redeem such series of Notes by giving irrevocable notice to the Trustee in accordance with this Second Supplemental Indenture, each Holder of such series of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of such series of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to such series of Notes, or at the Company’s option, prior to any Change of Control but after the first public announcement by the Company of the pending Change of Control if a definitive agreement is in place with respect to the event constituting a Change of Control at the time of mailing the Change of Control Offer, the Company shall be required to send, by first class mail, a notice to each Holder of such series of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

•	accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to Change of Control Offer;

•	deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company or by a third party of Notes pursuant to the Change of Control Offer have been complied with.

The Company shall not be required to make a Change of Control Offer with respect to a series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue of any such conflict.

ARTICLE IV

Legal Defeasance and Covenant Defeasance

Section 4.01 Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at its option by or pursuant to a Board Vote, at any time, with respect to each of the series of Notes, elect to have either Section 4.02 or 4.03 be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article IV.

Section 4.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.02 with respect to any series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 4.05 hereof and the other Sections of this Second Supplemental Indenture referred to in clauses (a) and (b) below, to have satisfied all its other obligations under the Notes of such series and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such series of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes of such series when such payments are due solely out of the trust created pursuant to this Second Supplemental Indenture referred to in Section 4.04 hereof;

(b) the Company’s obligations with respect to such series of Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(d) this Article IV.

Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 hereof.

Section 4.03 Covenant Defeasance.

Upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, be released from its obligations under the covenants (each, a “Defeased Covenant,” and collectively, the “Defeased Covenants”) contained in sections 4.03, 4.04, 4.05, 4.06, 4.08 and 5.02 of the Base Indenture, with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 4.04 hereof are satisfied (“Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Defeased Covenant or by reason of any reference in any such Defeased Covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under section 6.01 of the Base Indenture, but, except as specified above, the remainder of the Indenture and the Notes of such series shall be unaffected thereby. In addition, upon the Company’s exercise under Section 4.01 hereof of the option applicable to this Section 4.03 hereof, subject to the satisfaction of the conditions set forth in Section 4.04 hereof, section 6.01(4) of the Base Indenture shall not constitute an Event of Default.

Section 4.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 4.02 or 4.03 hereof with respect to either series of Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes of such series on the date of maturity or redemption thereof, as the case may be, and the Company must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the date of this Supplemental Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound (other than an Event of Default resulting from borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other indebtedness, and in each case, the grant of any lien securing such borrowing);

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 4.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 4.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 hereof in respect of the outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Second Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of such series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 4.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 4.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 4.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 4.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE V

Miscellaneous

Section 5.01 Relationship to Existing Base Indenture. The Second Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 5.02 Modification of the Existing Base Indenture. Except as expressly modified by this Second Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.

Section 5.03 Governing Law. This instrument shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.04 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 5.05 Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Notes).

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals, if applicable, to be hereunto affixed and attested, all as of the day and year first written above.

CABOT CORPORATION

By:	/s/ Eduardo E. Cordeiro
Name: Eduardo E. Cordeiro
Title: Chief Financial Officer and Executive Vice President

Attest:	/s/ Karen Abrams

(SEAL)

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

Attest:	/s/ K. Wendy Kumar

ANNEX A-1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF THE DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE AND IN PART FOR SECURITIES IN DEFINITIVE FORM, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CABOT CORPORATION

2.55% Notes due 2018

No.	CUSIP NO. 127055 AJ0
$

Cabot Corporation, a corporation duly incorporated and subsisting under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             MILLION U.S. Dollars (U.S. $             ) on January 15, 2018 and to pay interest thereon from July 12, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing Janaury 15, 2013, at the rate of 2.55% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as

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the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 5 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CABOT CORPORATION

By:
Name:
Title:

[Seal]

By:
Name:
Title:

This is one of the Securities of the series designated therein issued under the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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[Form of Reverse of 2018 Note]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 21, 2009 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a Second Supplemental Indenture, dated as of July 12, 2012 (herein called the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Notes so that such additional securities shall be consolidated with the Notes, including for purposes of voting and redemption; provided that no additional securities of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of securities. Any such additional securities shall, together with the outstanding Notes, constitute a single series of debt securities under the Indenture.

The Notes of this series are subject to a special mandatory redemption feature. Within five Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on December 31, 2012, if the Norit Acquisition has not closed by such date, the Company shall be required to mail a notice of mandatory redemption to the Holders of the Notes of this series fixing the date of such mandatory redemption (such date to be 30 days from the mailing of the notice of mandatory redemption) (the “Special Mandatory Redemption Date”). On such Special Mandatory Redemption Date, the Company shall be required to redeem the Notes of such series, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to the Special Mandatory Redemption Date.

“Acquisition Agreement” means the signing protocol letter agreement entered into between the Company and N Beta S.à r.l. (the “Seller”), dated June 21, 2012 and the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Norit N.V. among the Company, the Seller and Norit attached to such letter agreement as Schedule 1.

“Acquisition Termination Event” means either (1) the Acquisition Agreement being rescinded or terminated or (2) the Company determines in its reasonable judgment that the Acquisition will not occur.

“Norit Acquisition” means the proposed acquisition by the Company of all of the issued and outstanding equity interests of Norit N.V., a Dutch public limited liability company (naamloze vennootschap) (“Norit”).

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The Notes of this series are also subject to redemption, at the option of the Company, at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder of Notes to be redeemed at his address as it appears in the register, on any date prior to their stated maturity at a Redemption Price, plus accrued and unpaid interest to the Redemption Date, equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to be redeemed that would be due after the related Redemption Date but for such redemption (except that, if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding schedule interest payment will be reduced by the amount of interest accrued thereon to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 30 basis points; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or on an integral multiple of $1,000 in excess thereof.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Referenced Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so obtained.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall be required to designate as a substitute another nationally recognized investment banking firm as Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

On and after any Redemption Date, interest will cease to accrue on the Notes called for redemption. Prior to any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on such date. If the Company is redeeming less than all of the Notes, the Trustee shall select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note and certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Subject to certain exceptions, the Indenture or the Notes of any series thereunder may be amended or supplemented with the consent of the Holders of at least 66-2/3% in principal amount of the outstanding Notes of each series to be affected, and compliance in a particular instance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of each series affected. Without the consent of any Holder, the Indenture or this Note may be amended or supplemented to: (i) cure any ambiguity, omission, defect or inconsistency or make other formal changes, (ii) to comply with Article Four or Five of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to add to the covenants of the Company or to add any additional Events of Default for the benefit of all or any series of Notes, (v) to provide for the issuance of Notes in bearer form and/or coupon form, (vi) to add or change any provisions of the Indenture necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, (vii) to establish the form or terms of the Notes of any series pursuant to Section 2.01 of the Indenture, or (viii) to make any change that does not adversely affect the rights of any Holder, provided that, none of such changes shall adversely affect the rights of any Holder.

As provided in and subject to the provisions of the Indenture, the Holder of this Note may pursue a remedy with respect to the Indenture or this Note only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the outstanding Notes of that series make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes of that series do not give the Trustee a direction inconsistent with the request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Registrar’s books, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form in denominations of $2,000 and any integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ANNEX A-2

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF THE DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE AND IN PART FOR SECURITIES IN DEFINITIVE FORM, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CABOT CORPORATION

3.70% Notes due 2022

No.	CUSIP NO. 127055 AH4
$

Cabot Corporation, a corporation duly incorporated and subsisting under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             MILLION U.S. Dollars (U.S. $             ) on July 15, 2022 and to pay interest thereon from July 12, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2013, at the rate of 3.70% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as

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the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 5 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the accounts of the registered Holders thereof; provided, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

CABOT CORPORATION

By:
Name:
Title:

[Seal]

By:
Name:
Title:

This is one of the Securities of the series designated therein issued under the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-2-3

[Form of Reverse of 2022 Note]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 21, 2009 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a Second Supplemental Indenture, dated as of July 12, 2012 (herein called the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000. The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Notes so that such additional securities shall be consolidated with the Notes, including for purposes of voting and redemption; provided that no additional securities of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of securities. Any such additional securities shall, together with the outstanding Notes, constitute a single series of debt securities under the Indenture.

The Notes of this series are subject to a special mandatory redemption feature. Within five Business Days following the earlier of (a) the date on which an Acquisition Termination Event occurs and (b) 5:00 p.m. (New York City time) on December 31, 2012, if the Norit Acquisition has not closed by such date, the Company shall be required to mail a notice of mandatory redemption to the Holders of the Notes of this series fixing the date of such mandatory redemption (such date to be 30 days from the mailing of the notice of mandatory redemption) (the “Special Mandatory Redemption Date”). On such Special Mandatory Redemption Date, the Company shall be required to redeem the Notes of such series, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to the Special Mandatory Redemption Date.

“Acquisition Agreement” means the signing protocol letter agreement entered into between the Company and N Beta S.à r.l. (the “Seller”), dated June 21, 2012 and the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Norit N.V. among the Company, the Seller and Norit attached to such letter agreement as Schedule 1.

“Acquisition Termination Event” means either (1) the Acquisition Agreement being rescinded or terminated or (2) the Company determines in its reasonable judgment that the Acquisition will not occur.

“Norit Acquisition” means the proposed acquisition by the Company of all of the issued and outstanding equity interests of Norit N.V., a Dutch public limited liability company (naamloze vennootschap) (“Norit”).

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The Notes of this series are also subject to redemption, at the option of the Company, at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each Holder of Notes to be redeemed at his address as it appears in the register, on any date prior to their stated maturity at a Redemption Price, plus accrued and unpaid interest to the Redemption Date, equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon to be redeemed that would be due after the related Redemption Date but for such redemption (except that, if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding schedule interest payment will be reduced by the amount of interest accrued thereon to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 35 basis points; provided that the principal amount of a Note remaining outstanding after redemption in part shall be $2,000 or on an integral multiple of $1,000 in excess thereof.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Referenced Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so obtained.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company, except that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall be required to designate as a substitute another nationally recognized investment banking firm as Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

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In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

On and after any Redemption Date, interest will cease to accrue on the Notes called for redemption. Prior to any Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on such date. If the Company is redeeming less than all of the Notes, the Trustee shall select the Notes to be redeemed by such method as the Trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note and certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Subject to certain exceptions, the Indenture or the Notes of any series thereunder may be amended or supplemented with the consent of the Holders of at least 66-2/3% in principal amount of the outstanding Notes of each series to be affected, and compliance in a particular instance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of each series affected. Without the consent of any Holder, the Indenture or this Note may be amended or supplemented to: (i) cure any ambiguity, omission, defect or inconsistency or make other formal changes, (ii) to comply with Article Four or Five of the Indenture, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to add to the covenants of the Company or to add any additional Events of Default for the benefit of all or any series of Notes, (v) to provide for the issuance of Notes in bearer form and/or coupon form, (vi) to add or change any provisions of the Indenture necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, (vii) to establish the form or terms of the Notes of any series pursuant to Section 2.01 of the Indenture, or (viii) to make any change that does not adversely affect the rights of any Holder, provided that, none of such changes shall adversely affect the rights of any Holder.

As provided in and subject to the provisions of the Indenture, the Holder of this Note may pursue a remedy with respect to the Indenture or this Note only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the outstanding Notes of that series make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes of that series do not give the Trustee a direction inconsistent with the request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

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No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Registrar’s books, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form in denominations of $2,000 and any integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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